Exhibit 99.1

PRESS RELEASE

March 26, 2019

CLOUD PEAK ENERGY ANNOUNCES SUSPENSION OF TRADING AND
COMMENCEMENT OF NYSE DELISTING PROCEDURES DUE TO LOW STOCK PRICE; COMMON STOCK EXPECTED
TO BEGIN TRADING ON THE OTC PINK

Gillette, Wyo. — Cloud Peak Energy Inc. (NYSE: CLD) (the “Company”) announced that on March 26, 2019, the Company was notified by the New York Stock Exchange (“NYSE”) that the NYSE had determined to commence proceedings to delist the Company’s common stock as a result of the NYSE’s determination that the Company’s common stock was no longer suitable for listing on the NYSE based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. The NYSE also suspended trading in the Company’s common stock effective immediately.

The NYSE stated that it will apply to the Securities and Exchange Commission (“SEC”) to delist the Company’s common stock upon completion of all applicable procedures. The Company does not intend to appeal the delisting determination.

The Company anticipates that its common stock will begin trading on the OTC Pink on March 27, 2019, under the symbol “CLDP”. The transition to the over-the-counter markets will not affect the Company’s business operations. The Company will remain subject to the public reporting requirements of the SEC following the transfer.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is the only pure-play Powder River Basin coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services.  The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana.  In 2018, Cloud Peak Energy sold approximately 50 million tons from its three mines to customers located throughout the U.S. and around the world.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers.  With approximately 1,200 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately two percent of the nation’s electricity.

Cautionary Note Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,”

“potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the impact of our inability to maintain compliance with the continued listing rules of the NYSE, the possible timing for and ability to continue any trading of our common stock on the OTC and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding our inability to maintain compliance with the continued listing rules of the NYSE.  Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Form 8-K.  Additional factors, events, or uncertainties that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Cloud Peak Energy Inc.
John Stranak, (720) 566-2932
Investor Relations